SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 5, 2010

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 below is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 5, 2010, ICG Holdings, Inc. (“ICG Holdings”), a wholly-owned subsidiary of Internet Capital Group, Inc. (“ICG”), entered into a Stock Purchase Agreement with ICGC Holdings, L.P. (the “Selling Partnership”) (such agreement, the “Purchase Agreement”), pursuant to which it acquired from the Selling Partnership a total of 18,532,039 additional shares of preferred stock of its existing partner company, ICG Commerce Holdings, Inc. (“ICGC”), for aggregate cash consideration of approximately $35.3 million. As a result of this acquisition, which was consummated simultaneously with the execution of the Purchase Agreement, ICG Holdings increased its voting ownership interest in ICGC from approximately 64% to approximately 76%.

Each of Mr. Walter Buckley, ICG’s Chief Executive Officer and Chairman of its Board of Directors (the “Board”), and Mr. Douglas A. Alexander, ICG’s President, indirectly holds a limited partnership interest in the Selling Partnership, a private equity fund. Mr. David J. Berkman, a director of ICG, directly holds a limited partnership interest in the Selling Partnership. The limited partnership interests held by Messrs. Buckley, Alexander and Berkman together represent less than 2% of the partnership interests in the Selling Partnership.

In light of the interests of Messrs. Buckley, Alexander and Berkman in the Selling Partnership, the Board formed an independent committee of disinterested independent directors (the “Special Committee”) to consider and approve the acquisition of shares from the Selling Partnership, including the consideration to be paid to the Selling Partnership for the ICGC shares purchased pursuant to the Purchase Agreement. The Special Committee received advice from independent legal counsel and financial advisers. The terms of the ICGC share acquisition pursuant to the Purchase Agreement, including the consideration paid by ICG Holdings for the ICGC shares, were negotiated by ICG Holdings and the Selling Partnership on an arms’ length basis.

ICG Holdings intends to offer to purchase the remaining approximately 5% of ICGC voting shares from the holders thereof (other than ICGC employees and the other holders of ICGC’s Series F Preferred Stock), including certain holders who are directly or indirectly affiliated with ICG, at prices based on the same valuation of ICGC’s equity interests as that reflected in the Purchase Agreement.

The foregoing description contains only a summary of certain terms and conditions of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

On May 6, 2010, ICG issued a press release announcing its acquisition of ICGC shares from the Selling Partnership. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Stock Purchase Agreement dated May 5, 2010 by and between ICG Holdings, Inc. and ICGC Holdings, L.P.

99.1	Press Release issued May 6, 2010 by Internet Capital Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: May 6, 2010	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement dated May 5, 2010 by and between ICG Holdings, Inc. and ICGC Holdings, L.P.

99.1	Press Release issued May 6, 2010 by Internet Capital Group, Inc.